                                                                    EXHIBIT 12.1

   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                               SIX MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
Net Income .................................................. $ 51.5   $ 77.2
Taxes on Income and Tax Benefit of Dividends on Preferred
 Securities of Subsidiary Grantor Trust of $2.0 in 1998 and
 1997........................................................   32.9     47.2
Fixed Charges (1)............................................   74.1     61.7
                                                              ------   ------
Earnings Available for Fixed Charges......................... $158.5   $186.1
                                                              ======   ======
Fixed Charges (1)............................................ $ 74.1   $ 61.7
Preferred Stock Dividends....................................    --       --
                                                              ------   ------
Combined Fixed Charges and Preferred Stock Dividends......... $ 74.1   $ 61.7
                                                              ======   ======
Ratio of Earnings to Fixed Charges...........................   2.14 x   3.02 x
                                                              ======   ======
Ratio of Earnings to Combined Fixed Charges and Preferred
 Stock Dividends.............................................   2.14 x   3.02 x
                                                              ======   ======
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(1)  Fixed charges consist of interest expense incurred, the portion of rental expense under operating leases deemed by the Company to be representative of the interest factor and dividends on preferred securities of a subsidiary grantor trust.